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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 16, 1999

                             Swiss Army Brands, Inc.
             (exact name of registrant as specified in its charter)

               Delaware                               0-12823                              13-2797726
    (State or other jurisdiction of          (Commission File Number)           (IRS Employer Identification No.)
            incorporation)
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    One Research Drive, Shelton, CT                          06484
(Address of principal executive offices)                   (zip code)

       Registrant's Telephone Number, including Area Code: (203) 929-6391

                                       N/A

          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITIONS OR DISPOSITION OF ASSETS

         On April 16, 1999, Swiss Army Brands, Inc., a Delaware corporation (the
"Company"), and Bear Cutlery, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Buyer"), entered into an Asset Purchase
Agreement (the "Agreement") with Bear MGC Cutlery, Inc., an Alabama corporation
(the "Seller"), and the shareholders (the "Shareholders") of the Seller, pursuant to which the Buyer acquired substantially all of the assets (other than certain patent rights, which Seller has licensed to the Company) and assumed certain of the liabilities of the Seller. In consideration for the acquisition of the assets, the Buyer paid the Seller $6,970,000 in cash upon execution of the Agreement. In further consideration of the acquired assets, on each of April 16, 2000, 2001 and 2002, the Buyer shall transfer to the Seller shares of the Company's common stock, par value $.10 per share ("Common Stock"), valued at $500,000 (based on the average daily closing price of the Common Stock during the 30 trading days prior to April 16, 1999). Pursuant to the Agreement, the Buyer may also pay the Seller up to an additional $2,500,000 in either cash or a combination of cash and Common Stock as determined in accordance with the Agreement, if the Buyer attains certain earnings targets for the year ending
December 31, 1999. The Buyer's obligation to deliver up to $1 million in value of Common Stock is subject to the Shareholders' employment with the Buyer not having been terminated for certain specified reasons prior to the delivery of such Common Stock.

         The source of funds for the acquisition was a bank line of credit. The purchase price was determined on the basis of arm's length negotiations between the Buyer and the Seller.

         The business and assets of the Seller acquired pursuant to the Agreement include the plant, equipment and certain of the intellectual property used for the manufacture and marketing of multi-tools and knives to retail customers and original equipment for industrial markets. These assets will continue to be used for these purposes by the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired.

                  The Company shall file financial statements relating to the acquired assets by amendment to this Current Report not later than sixty (60) days following the filing date of this Current Report.

         (b) Pro Forma Financial Information.

                  The Company shall file financial statements relating to the acquired assets by amendment to this Current Report not later than sixty (60) days following the filing date of this Current Report.

         (c) Exhibits.

            2. Asset Purchase Agreement, dated as of April 16, 1999, by and among the Company, the Buyer, the Seller, and the Shareholders. (A list of exhibits and schedules to the Asset
                  Purchase Agreement is set forth therein. The Company agrees to furnish to the Commission supplementally, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.)


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          99.1   Other Exhibits.

                  Press release of Company dated April 16, 1999 relating to the acquisition of the assets of the Seller.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SWISS ARMY BRANDS, INC.
                                           (Registrant)

Dated:  May 3, 1999                       By: /s/  J. Merrick Taggart
                                             -----------------------------------
                                             Name:  J. Merrick Taggart
                                             Title: President, and Chief
                                                    Executive Officer


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                          STATEMENT OF DIFFERENCES
                          ------------------------

The trademark symbol shall be expressed as............................... 'TM'
The registered trademark symbol shall be expressed as.................... 'r'
The section symbol shall be expressed as................................. 'SS'


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